EXHIBIT 12.1

              CENTRAL POWER AND LIGHT COMPANY
             RATIO OF EARNINGS TO FIXED CHARGES
         FOR THE TWELVE MONTHS ENDED MARCH 31, 1996
                  (Thousands Except Ratio)
                        (Unaudited)


Operating Income                                            $299,754

Adjustments:
  Federal income taxes                                        61,005
  Provision for deferred Federal income taxes                 19,700
  Deferred investment tax credits                             (5,789)
  Other income and deductions                                  8,529
  Allowance for borrowed and equity funds
    used during construction                                   3,875
  Mirror CWIP amortization                                    30,750

        Earnings                                            $417,824


Fixed Charges:
  Interest on long-term debt                                $114,914
  Interest on short-term debt and other                       21,290

        Fixed Charges                                       $136,204


Ratio of Earnings to Fixed Charges                              3.07